UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2005

WRC MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-96119	13-4066536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue, 22nd Floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 582-6700

Not Applicable
________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Q Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Q Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Q  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Q Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2005, Weekly Reader Corporation (“Weekly Reader”), a subsidiary of WRC Media Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Pearson Education, Inc. for the sale (the “Sale”) of all of the shares of American Guidance Service Inc. (“AGS”) for an aggregate purchase price of approximately $270 million, subject to customary closing conditions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 22, 2005, the Company also entered into a Redemption and Repurchase Agreement (the “Senior Preferred Redemption and Repurchase Agreement”) among the Company and the preferred stockholders listed on the signature pages thereto to redeem and repurchase the shares of 15% Senior Preferred Stock due 2011 of the Company and the warrants to purchase common stock of the Company’s subsidiaries, Weekly Reader and CompassLearning, Inc. (the “Senior Preferred Redemption and Repurchase”) and a Stockholders Agreement (the “Stockholders Agreement”) among the Company, EAC III L.L.C. ("EAC III") and the stockholders listed on the signature pages thereto, which is to become effective upon the consummation of the Redemption and Repurchase.

The foregoing descriptions of the Redemption and Repurchase Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to the Senior Preferred Redemption and Repurchase Agreement and the Stockholders Agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

On June 22, 2005, the Company also entered into a Redemption and Repurchase Agreement (the “Redemption and Repurchase Agreement”) among the Company, SGC Partners I LLC and EAC III to redeem all the shares of 18% Junior Participating Cumulative Convertible Preferred Stock of the Company (the “Redemption and Repurchase”).

The foregoing description of the Redemption and Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Redemption and Repurchase Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

On June 22, 2005, the Company also entered into a Letter Agreement (the "Letter Agreement") with EAC III pursuant to which EAC III agreed to purchase shares of common stock from the Company for cash consideration, subject to certain conditions set forth in Article VI of the Senior Preferred Redemption and Repurchase Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Sale, AGS has adopted the form of AGS Change of Control Severance Plan and Summary Plan Description and the form of AGS Retention Program furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On June 22, 2005, also in connection with the Sale, the Company entered into Amendment No. 1 to the Restated and Revised Employment Agreement, dated as of January 1, 2002, between the Company and Martin E. Kenney (the “Kenney Amendment”) and Amendment No. 2 to the Employment Agreement, as amended, dated as of November 1, 2003, between the Company and Richard Nota (the “Nota Amendment”).

The foregoing descriptions of the Kenney Amendment and the Nota Amendment do not purport to be complete and are qualified in their entirety by reference to the Kenney Amendment and the Nota Amendment, which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits.

10.1 --	Stock Purchase Agreement, dated as of June 22, 2005, among Weekly Reader Corporation and Pearson Education, Inc.

10.2 --	Redemption and Repurchase Agreement, dated as of June 22, 2005, among WRC Media Inc. and the preferred stockholders on the signature pages thereto.

10.3 --	Stockholders Agreement, dated as of June 22, 2005, among WRC Media Inc., EAC III L.L.C. and the stockholders listed on the signature pages thereto.

10.4 --	Redemption and Repurchase Agreement, dated as of June 22, 2005, among WRC Media Inc., SGC Partners I LLC and EAC III L.L.C.

10.5 --	Letter Agreement dated as of June 22, 2005 between WRC Media Inc. and EAC III L.L.C.

10.6 --	Amendment No. 1, dated as of June 22, 2005, to the Restated and Revised Employment Agreement between the Company and Martin E. Kenney dated January 1, 2002.

10.7 --	Amendment No. 2, dated as of June 22, 2005, to the Employment Agreement, as amended, between the Company and Richard Nota dated November 1, 2003.

99.1 --	Form of AGS Change of Control Severance Plan and Summary Plan Description.

99.2 --	Form of AGS Retention Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2005

WRC MEDIA INC., (Registrant)
By	/s/
Name: Richard Nota Title: Executive Vice President, Operations